Exhibit 10.1

[***] = INFORMATION HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT ARCUS BIOSCIENCES, INC. TREATS AS PRIVATE OR CONFIDENTIAL

MEMORANDUM
This memorandum (this “Memorandum”) is made and entered into effective as of July 27, 2023 (the “Effective Date”) by and between Arcus Biosciences, Inc., a company organized under the laws of State of Delaware, U.S.A., having a business address at 3928 Point Eden Way, Hayward, CA 94545, U.S.A. (“Arcus”), and TAIHO Pharmaceutical Co., Ltd., a corporation organized under the laws of Japan, having a business address at 1-27 Kandanishiki-cho, Chiyoda-ku, Tokyo 101-8444, Japan (“TAIHO”). Arcus and TAIHO are sometimes collectively referred to herein as the “Parties” and separately as a “Party.” Capitalized terms used herein but not defined herein shall have the meaning set forth in that certain Option and License Agreement made and entered into effective as of September 19, 2017, by and between Arcus and TAIHO, as amended September 1, 2018 and as may be further amended from time to time (the “Agreement”).
Whereas, pursuant to the Agreement, Arcus granted to TAIHO, with respect to each Arcus Program, (a) during the Exercise Period for such Arcus Program, an exclusive option to obtain an exclusive license to Develop and Commercialize the Option Products in such Arcus Program in the Field in and for the Territory and (b) upon TAIHO’s exercise of the Option, an exclusive license to Develop and Commercialize Licensed Products in the Field in and for the Territory during the Term.
Whereas, TAIHO exercised its Option with respect to that certain Arcus Program, Antibodies to PD-1, including but not limited to AB122 (“PD-1 Program”) and that certain Arcus Program, Antibodies to TIGIT, including but not limited to AB154 (“TIGIT Program”), and obtained the License with respect thereto.
Whereas, the Parties now desire to clarify certain matters with respect to the Development and Regulatory Milestones of PD-1 Program and TIGIT Program, as set forth below.
Now, Therefore, in consideration of the mutual covenants, agreements and stipulations set forth herein, the receipt and legal sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:
ARTICLE I
SKIPPED MILESTONES
TAIHO is joining two Phase III Clinical Trials the titles of which are “A Randomized, Open-Label, Multicenter Phase 3 Trial of Domvanalimab, Zimberelimab, and Chemotherapy Versus Nivolumab and Chemotherapy in Participants with Previously-Untreated Locally Advanced Unresectable or Metastatic Gastric, Gastroesophageal Junction, and Esophageal Adenocarcinoma” (the “STAR-221 Study”) and “A Randomized, Open-Label, Phase 3 Study to Evaluate Zimberelimab and Domvanalimab in Combination With Chemotherapy Versus Pembrolizumab With Chemotherapy for the First-Line Treatment of Patients With Metastatic Non-Small Cell Lung Cancer With No Epidermal Growth Factor Receptor or Anaplastic Lymphoma Kinase Genomic Tumor Aberrations” (the “STAR-121 Study”), both of which are Global Studies and also Phase III Clinical Trials to ascertain efficacy and safety of combination therapy of AB122 and AB154. Arcus and TAIHO acknowledge and agree that, pursuant to Section 5.2(d)(iii) of the Agreement, milestone 1 of the Global Study Pathway for [***] will be deemed to have been met upon [***], respectively, for each of the PD-1 Program and the TIGIT Program and such milestone amounts payable by Taiho to Arcus in accordance with Section 5.2(d)(iii) of the Agreement.

CONFIDENTIAL
ARTICLE II
INITIATION OF THE FIRST PHASE III STUDY WITH RESPECT TO PD-1 PROGRAM AND TIGIT PROGRAM
In the protocol of the STAR-221 Study in Japan, [***]. Given the purpose of the [***] as above, Arcus and TAIHO acknowledge and agree that, with respect to the Development and Regulatory Milestones corresponding to the STAR-221 Study, the timing of milestone 2 [***] under Section 5.2(a) of the Agreement, shall be [***].
ARTICLE III
DEVELOPMENT AND REGULATORY MILESTONE PAYMENT
WITH RESPECT TO PD-1 PROGRAM AND TIGIT PROGRAM
The Parties hereby agree that solely for the first Development and Regulatory Milestone paid by Taiho to Arcus for the PD-1 Program and TIGIT Program pursuant to Section 5.2(a) of the Agreement, Taiho may [***].
ARTICLE IV
GENERAL
4.1    No Modifications. Except as specifically set forth in this Memorandum, the terms and conditions of the Agreement shall remain in full force and effect. No waiver, alteration or modification of any of the provisions of this Memorandum shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized. The waiver by either Party of a breach or a default of any provision of this Memorandum by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.
4.2    Miscellaneous. This Memorandum may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Memorandum, once executed by a Party may be delivered via electronic means of transmission and shall have the same force and effect as if it were executed and delivered by the Parties in the presence of one another. This Memorandum shall be governed by and construed in accordance with the laws of the State of California, United States without regard to its conflicts of laws principles.
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CONFIDENTIAL
IN WITNESS WHEREOF, the Parties hereto have caused this Memorandum to be executed as of the Effective Date by their duly authorized representatives.
Arcus Biosciences, Inc.
By:      /s/ Terry Rosen
Name:     Terry Rosen
Title:     CEO
Date:      7/27/2023

TAIHO Pharmaceutical Co., Ltd.
By:      /s/ Atsushi Azuma
Name:     Atsushi Azuma
Title:     Managing Director, Board Member, Business
Development
Date:      8/1/2023